Exhibit 99.1

CONTACT:
Brian Shipman
Group Vice President, Investor Relations
+1 203 316 3659
brian.shipman@gartner.com

Gartner Reports Financial Results for Fourth Quarter and Full Year 2011

Contract Value $1,116 Million, Highest in Gartner’s History, Up 14% YoY

Full Year 2011 Diluted Earnings per Share $1.39, Up 45% YoY

Full Year 2011 Free Cash Flow $213.6 Million, Up 11% YoY

STAMFORD, Conn., February 7, 2012 — Gartner, Inc. (NYSE: IT), the leading provider of research and analysis on the global information technology industry, today reported results for fourth quarter and full year 2011, and provided its preliminary financial outlook for full year 2012.

For fourth quarter 2011, total revenue was $427.7 million, up 12% year-over-year. Foreign exchange had only a negligible impact. Net income increased 23% while Normalized EBITDA increased 17% to $84.8 million (see “Non-GAAP Financial Measures” for a discussion of Normalized EBITDA). Diluted earnings per share was $0.46 in fourth quarter 2011 compared to $0.37 for fourth quarter 2010. Diluted earnings for fourth quarter 2010 included acquisition related charges, net of tax, of $(0.02) per share compared to zero in the fourth quarter of 2011.

For full year 2011, total revenue was $1,468.6 million, an increase of 14%, and net income was $136.9 million. Total revenue increased 11% year-over-year excluding the foreign exchange impact. Normalized EBITDA was $279.4 million, an increase of 21% over 2010. Diluted earnings per share was $1.39 compared to $0.96 in 2010. Diluted earnings per share for 2011 included acquisition-related charges, net of tax, of $(0.04) per share compared to $(0.14) in 2010. Free Cash Flow was $213.6 million in 2011, an increase of 11% over 2010 (see “Non-GAAP Financial Measures” for a discussion of Free Cash Flow).

Gene Hall, Gartner’s chief executive officer, commented, “We achieved record levels of new business and contract value, maintained strong client and wallet retention, and many of our other key business metrics continued their strong performance during the fourth quarter. We delivered double-digit revenue, Normalized EBITDA, EPS, and operating cash flow growth for the full year 2011. As we look ahead to 2012, we are excited about the opportunity we see in the market, and we expect to deliver another year of double-digit growth as measured by our key business metrics.”

Business Segment Highlights

Research

Revenue for fourth quarter 2011 was $262.6 million, up 14% over the fourth quarter of 2010 excluding the impact of foreign exchange. Gross contribution margin improved 2 percentage points to 67%. For full year 2011, revenue was $1,012.1 million, up 14% year-over-year excluding the impact of foreign exchange. Gross contribution margin increased 2 points year-over-year, to 67%.

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Contract value was $1,116 million at December 31, 2011, up 14% compared to December 31, 2010 and the highest reported contract value in Gartner’s history. Foreign exchange had a negligible impact on contract value. Client and wallet retention rates for fourth quarter 2011 were 82% and 99%, respectively, compared to 83% and 98% in fourth quarter 2010.

Consulting

Revenue for fourth quarter 2011 was $88.6 million, a decline of 1% over fourth quarter 2010 excluding the impact of foreign exchange. Gross contribution margin was 41%. For full year 2011, revenue was $308.0 million, a decline of 1% year-over-year excluding the impact of foreign exchange. Gross contribution margin for full year 2011 was 37%.

Fourth quarter 2011 utilization was 68% and billable headcount was 481. Backlog was $100.6 million at December 31, 2011.

Events

Revenue for fourth quarter 2011 was $76.4 million, up 23% compared to fourth quarter 2010 excluding the impact of foreign exchange. Gross contribution margin was 49%. For full year 2011, revenue was $148.5 million, up 21% compared to 2010 excluding the impact of foreign exchange. Gross contribution margin for full year 2011 was 45%.

During fourth quarter 2011, the Company held 12 events with 20,500 attendees. During full year 2011, the Company held 60 events with 42,748 attendees.

Cash Flow and Balance Sheet Highlights

Gartner generated operating cash of $79.1 million during fourth quarter 2011 and $255.6 million for full year 2011. Additions to property, equipment and leasehold improvements (“Capital Expenditures”) were $18.2 million in fourth quarter 2011 and $42.0 million for full year 2011. Free Cash Flow for full year 2011 was $213.6 million, an increase of 11% over 2010. (See “Non-GAAP Financial Measures” for a discussion of Free Cash Flow).

The Company had $142.7 million of cash at December 31, 2011 and almost $377.0 million of borrowing capacity on its revolving credit arrangement. During 2011, the Company deployed its free cash flow principally to repurchase 5.9 million of its common shares. The Company’s remaining share repurchase authorization is $293.0 million as of December 31, 2011. As of December 31, 2011, the Company had total debt of $200.0 million compared to $220.2 million at year-end 2010.

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Preliminary Financial Outlook for 2012

Gartner also provided its preliminary financial outlook for 2012:

Projected Revenue

($ in millions)	2012 Projected			% Change

Research	$1,130	–	1,150	12%	–	14%
Consulting	310	–	330	1%	–	7%
Events	160	–	170	8%	–	14%

Total Revenue	$1,600	–	1,650	9%	–	12%

Projected Earnings and Cash Flow

($ in millions, except per share data)	2012 Projected			% Change

Diluted Earnings Per Share	$ 1.63	–	$1.79	17% – 29%
Normalized EBITDA (1)	$ 315	–	$ 335	13% – 20%

Operating Cash Flow (2)	$ 285	–	305	12% – 19%
Capital Expenditures (2)	(46	) –	(48)

Free Cash Flow (1)	$ 239	–	257	12% – 20%

(1)	See “Non-GAAP Financial Measures” below for a discussion of Normalized EBITDA and Free Cash Flow.
(2)

Capital expenditures includes approximately $16.0 million of estimated payments we will make for the renovation of our Stamford headquarters facility, which are contractually reimbursable from the landlord. The accounting impact of these renovation payments increases both cash flow from operations and capital expenditures (investing activities) by the same amount and as a result has no net impact on Free Cash Flow.

Conference Call and Investor Day Information

Gartner has scheduled a conference call at 8:30 a.m. eastern time on Tuesday, February 7, 2012 to discuss the Company’s financial results. The conference call will be available via the Internet by accessing the Company’s website at http://investor.gartner.com or by dial-in. The U.S. dial-in number is 888-680-0878 and the international dial-in number is 617-213-4855 and the participant passcode is 67418089. The question and answer session of the conference call will be open to investors and analysts only. A replay of the webcast will be available for approximately 90 days following the call.

The Company will also host an Investor Day for institutional investors and sell-side analysts beginning at 8:00 a.m. eastern time on Thursday, February 16, 2012 in New York City. The Investor Day is by invitation and registration is required. Analysts and investors interested in attending should contact our Investors Relations department prior to February 16. It will also be webcast live via the Internet on the Company’s web site at http://investor.gartner.com and a replay will be available following the event.

Annual Meeting of Stockholders

Gartner will hold its 2012 Annual Meeting of Stockholders at 10:00 a.m. eastern time on Thursday, June 7, 2012, at the Company’s offices in Stamford, Connecticut.

About Gartner

Gartner, Inc. (NYSE: IT) is the world’s leading information technology research and advisory company. Gartner delivers the technology-related insight necessary for its clients to make the right decisions, every day. From CIOs and senior IT leaders in corporations and government agencies, to business leaders in

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high-tech and telecom enterprises and professional services firms, to technology investors, Gartner is a valuable partner to clients in over 12,400 distinct organizations. Through the resources of Gartner Research, Gartner Consulting and Gartner Events, Gartner works with every client to research, analyze and interpret the business of IT within the context of their individual role. Founded in 1979, Gartner is headquartered in Stamford, Connecticut, U.S.A., and has 4,975 associates, including 1,295 research analysts and consultants, and clients in 85 countries. For more information, visit www.gartner.com.

Non-GAAP Financial Measures

Normalized EBITDA: Represents operating income excluding depreciation, accretion on obligations related to excess facilities, amortization, stock-based compensation expense, and acquisition-related charges. We believe Normalized EBITDA is an important measure of our recurring operations as it excludes items that may not be indicative of our core operating results. Investors are cautioned that Normalized EBITDA is not a financial measure defined under generally accepted accounting principles and as a result is considered a non-GAAP financial measure. We provide this measure to enhance the user’s overall understanding of the Company’s current financial performance and the Company’s prospects for the future. It should not be construed as an alternative to any other measure of performance determined in accordance with generally accepted accounting principles.

Free Cash Flow: Represents cash provided by operating activities plus cash acquisition and integration payments less additions to property, equipment and leasehold improvements (“Capital Expenditures”). We believe that Free Cash Flow is an important measure of the recurring cash generated by the Company’s core operations that is available to be used to repurchase stock, repay debt obligations and invest in future growth through new business development activities or acquisitions.

Safe Harbor Statement

Statements contained in this press release regarding the Company’s growth and prospects, projected 2011 financial results and all other statements in this release other than recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different. Such factors include, but are not limited to, the following: our ability to maintain and expand our products and services; our ability to expand or retain our customer base; our ability to grow or sustain revenue from individual customers; our ability to attract and retain a professional staff of research analysts and consultants as well as experienced sales personnel upon whom we are dependent; our ability to achieve and effectively manage growth, including our ability to integrate acquisitions and consummate future acquisitions; our ability to pay our debt; our ability to achieve continued customer renewals and achieve new contract value, backlog and deferred revenue growth in light of competitive pressures; our ability to carry out our strategic initiatives and manage associated costs; our ability to successfully compete with existing competitors and potential new competitors; our ability to enforce or protect our intellectual property rights; additional risks associated with international operations including foreign currency fluctuations; the impact of restructuring and other charges on our businesses and operations; general economic conditions; risks associated with the creditworthiness and budget cuts of governments and agencies; and other factors described under “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2010 which can be found on Gartner’s website at www.investor.gartner.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and Gartner disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.
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GARTNER, INC.
Condensed Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2011	2010		2011	2010

Revenues:
Research	$262,633	$230,552	14%	$1,012,062	$865,000	17%
Consulting	88,640	89,321	-1%	308,047	302,117	2%
Events	76,421	62,431	22%	148,479	121,337	22%

Total revenues	427,694	382,304	12%	1,468,588	1,288,454	14%
Costs and expenses:
Cost of services and product development	180,282	164,959	9%	608,755	552,238	10%
Selling, general and administrative	170,816	154,796	10%	613,707	543,174	13%
Depreciation	6,396	6,131	4%	25,539	25,349	1%
Amortization of intangibles	737	2,531	-71%	6,525	10,525	-38%
Acquisition and integration charges	—	813	-100%	—	7,903	-100%

Total costs and expenses	358,231	329,230	9%	1,254,526	1,139,189	10%

Operating income	69,463	53,074	31%	214,062	149,265	43%
Interest expense, net	(2,104)	(6,047)	>-100%	(9,967)	(15,616)	-36%
Other (expense) income, net	(417)	(300)	39%	(1,911)	436	>100%

Income before income taxes	66,942	46,727	43%	202,184	134,085	51%
Provision for income taxes	21,918	10,033	>100%	65,282	37,800	73%

Net income	$45,024	$36,694	23%	$136,902	$96,285	42%

Income per common share:
Basic:	$0.48	$0.38	26%	$1.43	$1.01	42%
Diluted:	$0.46	$0.37	24%	$1.39	$0.96	45%

Weighted average shares outstanding:
Basic	94,691	95,895	-1%	96,019	95,747	0%
Diluted	97,037	99,567	-3%	98,846	99,834	-1%

BUSINESS SEGMENT DATA
(Dollars in thousands)

	Revenue	Direct Expense	Gross Contribution	Contribution Margin

Three Months Ended 12/31/11
Research	$262,633	$86,917	$175,716	67%
Consulting	88,640	52,623	36,017	41%
Events	76,421	38,689	37,732	49%

TOTAL	$427,694	$178,229	$249,465	58%

Three Months Ended 12/31/10
Research	$230,552	$81,333	$149,219	65%
Consulting	89,321	51,658	37,663	42%
Events	62,431	29,234	33,197	53%

TOTAL	$382,304	$162,225	$220,079	58%

Twelve Months Ended 12/31/11
Research	$1,012,062	$329,926	$682,136	67%
Consulting	308,047	193,209	114,838	37%
Events	148,479	82,214	66,265	45%

TOTAL	$1,468,588	$605,349	$863,239	59%

Twelve Months Ended 12/31/10
Research	$865,000	$300,473	$564,527	65%
Consulting	302,117	180,232	121,885	40%
Events	121,337	65,453	55,884	46%

TOTAL	$1,288,454	$546,158	$742,296	58%

SELECTED STATISTICAL DATA

	December 31, 2011		December 31, 2010

Research contract value	$1,115,801	(a)	$977,710	(a)
Research client retention	82%		83%
Research wallet retention	99%		98%
Research client organizations	12,427		11,601
Consulting backlog	$100,564	(a)	$100,839	(a)
Consulting—quarterly utilization	68%		66%
Consulting billable headcount	481		473
Consulting—average annualized revenue per billable headcount	$454	(a)	$419	(a)
Events—number of events for the quarter	12		12
Events—attendees for the quarter	20,500		18,194

(a) Dollars in thousands.

SUPPLEMENTAL INFORMATION (in thousands, except per share amounts)

Reconciliation - Operating income to Normalized EBITDA (a):

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2011	2010	2011	2010

Net income	$45,024	$36,694	$136,902	$96,285
Interest expense, net	2,104	6,047	9,967	15,616
Other expense (income), net	417	300	1,911	(436)
Tax provision	21,918	10,033	65,282	37,800

Operating income	$69,463	$53,074	$214,062	$149,265

Normalizing adjustments:
Stock-based compensation expense (b)	8,114	9,336	32,864	32,634
Depreciation, accretion, and amortization (c)	7,193	8,777	32,329	36,475
Pre-acquisition deferred revenue (d)	42	522	193	4,095
Acquisition and integration charges (e)	—	813	—	7,903

Normalized EBITDA	$84,812	$72,522	$279,448	$230,372

(a)	Normalized EBITDA is based on GAAP operating income adjusted for certain normalizing adjustments.

(b)	Consists of charges for stock-based compensation awards.

(c)

Includes charges for amortization of intangibles related to AMR Research and Burton Group of $0.7 million and $2.5 million for the three months ended December 31, 2011 and 2010, respectively, and $6.5 million and $10.1 million for the twelve months ended December 31, 2011 and 2010, respectively.

(d)	Consists of non-cash fair value adjustments on pre-acquisition AMR Research and Burton Group deferred revenue. These amounts were amortized ratably over the life of the underlying contract.

(e)	Includes non-recurring cash charges incurred to acquire and integrate the acquisitions of AMR Research and Burton Group, such as legal, consulting, severance, and other costs.

SUPPLEMENTAL INFORMATION continued (in thousands)

	Selected Balance Sheet Data
	(unaudited and preliminary)

	December 31,

	2011		2010

Cash and cash equivalents	$142,739		$120,181
Fees receivable, net	421,033		364,818
Total assets	1,379,872		1,285,658
Deferred revenues	611,647		523,263
Total current and long-term debt	200,000		220,156
Total liabilities	1,198,088		1,098,602
Total stockholders’ equity	181,784		187,056

	Selected Cash Flow Data
	(unaudited and preliminary)

	Twelve Months Ended
	December 31,

	2011		2010

Cash provided by operating activities	$255,566		$205,499
Cash paid for capital expenditures	41,954	(a)	21,694
Cash paid for treasury stock	211,986		99,820
Cash payments on debt, net	20,156		113,627

(a) 2011 includes $9.5 million of expenditures related to the rennovation of our Stamford headquarters facility. These amounts are reimbursable by our landlord.

Reconciliation - Cash Provided by Operating Activities to Free Cash Flow (a):
(unaudited and preliminary)
	Twelve Months Ended
	December 31,

	2011		2010

Cash provided by operating activities	$255,566		$205,499

Adjustments:
Cash acquisition and integration payments	—		8,003
Cash paid for capital expenditures	(41,954)		(21,694)

Free Cash Flow	$213,612		$191,808

(a) Free cash flow is based on cash provided by operating activities determined in accordance with GAAP plus cash acquisition and integration payments less additions to capital expenditures.